UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule, or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPERVALU CONFIRMS RECEIPT OF DIRECTOR NOMINATIONS FROM BLACKWELLS CAPITAL

March 22, 2018 8:30 AM Eastern Daylight Time

MINNEAPOLIS - (BUSINESS WIRE) - SUPERVALU INC. (NYSE:SVU) today confirmed that Blackwells Capital (“Blackwells”) has provided a notice of its intention to nominate six director candidates to stand for election to the Board of Directors at the Company’s 2018 Annual Meeting of Stockholders. The date of the Company’s 2018 Annual Meeting has not yet been announced.

The Company notes that Blackwells publicly and privately announced its intent to nominate three director candidates to the SUPERVALU Board last month. However, Blackwells has now proposed to replace six of nine Board members. Such an attempt effectively seeks control of the Company, without paying a premium to all stockholders, and clearly seeks representation that is highly disproportionate to Blackwells’ stake, which is approximately 2% of SUPERVALU shares when excluding out-of-the-money options held by Blackwells.

The SUPERVALU Board of Directors issued the following statement:

SUPERVALU’s Transformation is Well Underway and Showing Results

Over the last two years, SUPERVALU has been rapidly and strategically transforming its business to be the grocery supplier of choice for retailers throughout the United States. The Board and management team are committed to delivering value for all stockholders, have been and continue to proactively develop and pursue opportunities to create stockholder value, and remain open-minded regarding ideas that enhance stockholder value.

The execution of our Wholesale strategy is showing results, as we have added more than $5 billion in run rate sales in the last two years to bring our Wholesale business to nearly $13 billion, or approximately 75% of the Company’s total annual sales. We have appointed new leadership in Wholesale to drive operational improvements and ensure smooth integrations of two key acquisitions. We have also appointed new leadership in Retail to make fundamental changes to this business and better align initiatives with our Wholesale operations.

Further, our Board and management team have been strong stewards of the Company’s capital and assets. With the sale of Save-A-Lot for approximately $1.3 billion at the end of 2016, we immediately improved our balance sheet and created the flexibility needed to execute our transformation strategy. We have continued to move forward with our strategy, which was publicly announced prior to Blackwells’ involvement in the Company, and have significantly grown our Wholesale business, are working to monetize select real estate assets through sale leaseback transactions, and continue to pursue the optimization of our Retail portfolio. In fact, earlier this month, we signed definitive agreements to sell 21 of our 38 Farm Fresh Food & Pharmacy stores, demonstrating continued traction in the execution of our strategy.

SUPERVALU Benefits from a Strong and Experienced Board

The Board has made refreshment a priority in recent years, with two of our nine highly qualified directors having joined the Board in the past two years, and six of our nine directors having served on the Board for less than five years. The Board is composed of proven leaders with diverse experience spanning the wholesale, retail, finance, accounting and food industries. With a mix of new and tenured directors overseeing the Company’s ongoing transformation, our directors collectively bring the skills, expertise and knowledge of SUPERVALU and our industry needed to oversee execution of the Company’s operational and strategic plans.

SUPERVALU Has Attempted to Work Constructively With Blackwells

The Board and management team already have SUPERVALU’s transformation strategy well underway, and do not believe the changes to the Board proposed by Blackwells are necessary to ensure the continued execution of the Company’s initiatives to create stockholder value.

As previously disclosed, members of our Board and management team have had several discussions and meetings with representatives of Blackwells over the last several months to discuss overlapping objectives and attempt to reach a constructive path forward. Nonetheless, Blackwells has chosen to respond with a public campaign and an attempt to take effective control of the Company.

However, and as previously announced, we are committed to Board refreshment and will consider Blackwells’ candidates as we would any other potential directors to assess their ability to add value to the Board and the Company for the benefit of all stockholders.

The Board’s Corporate Governance and Nominating Committee will present its formal recommendation regarding director nominations in the Company’s definitive proxy materials, which will be filed with the Securities and Exchange Commission in due course. SUPERVALU stockholders are not required to take any action at this time.

About SUPERVALU INC.
(The following information does not include Associated Grocers of Florida which became part of SUPERVALU on December 8, 2017)

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $16 billion. SUPERVALU serves customers across the United States through a network of 3,324 stores composed of 3,111 wholesale primary stores operated by customers serviced by SUPERVALU's food distribution business and 213 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of December 2, 2017). Headquartered in Minnesota, SUPERVALU has approximately 31,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s efforts and initiatives to transform its business and assets and SUPERVALU’s expectations regarding the potential impact of those efforts and initiatives on its future operating results, and other statements identified by words such as "estimates" "expects," "projects," "plans," "intends," "outlook" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to execute on the initiatives on a timely basis or at all, the ability to recognize the expected benefits of the initiatives, the potential for disruption to the business during the process, the ability to effectively manage organization changes during the pendency of or following any transaction, and other risk factors relating to the business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. For more information, see the risk factors described in SUPERVALU’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Stockholder Information and Where You Can Find It

SUPERVALU plans to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying definitive WHITE proxy card in connection with its 2018 Annual Meeting of Stockholders. The definitive proxy statement will contain important information about SUPERVALU, the 2018 Annual Meeting of Stockholders and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

SUPERVALU, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from SUPERVALU’s stockholders in connection with the matters to be considered at its 2018 Annual Meeting of Stockholders. Information regarding the names of SUPERVALU’s directors and executive officers and their respective interests in SUPERVALU by security holdings or otherwise is set forth in SUPERVALU’s definitive proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on June 5, 2017. To the extent holdings of such participants in SUPERVALU’s securities have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, if any, by security holdings or otherwise, will also be included in the definitive proxy statement for the 2018 Annual Meeting of Stockholders, the accompanying definitive WHITE proxy card and other relevant solicitation materials and in Form 3s and Form 4s filed by SUPERVALU’s directors and executive officers after the date of the definitive proxy statement. These documents (when they become available), and any and all documents filed by SUPERVALU with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov.

SUPERVALU INC.

For Investors:
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com

or

For Media:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com

or

Joele Frank, Wilkinson Brimmer Katcher

James Golden / Leigh Parrish
212-355-4449